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                                                                 EXHIBIT 10.15

                        -------------------------------
                              PATENT AND KNOW-HOW

                               LICENSE AGREEMENT
                        -------------------------------

This Agreement is entered this 08-day of June 1999 ("Effective Date") into BY AND BETWEEN:

- PASTEUR MERIEUX SERUMS & VACCINS, - PASTEUR MERIEUX CONNAUGHT COMPANY -, a company organized and existing under the laws of France having its registered head office at 58 avenue Leclerc, 69007 Lyon, France,

       Represented by Mr. Michel GRECO, its DIRECTEUR GENERAL,

       (hereinafter referred to as "LICENSOR")

AND

- DRUG ABUSE SCIENCES INC a corporation existing and organized under the laws of the United States its registered head office at 1430 O'Brien Drive, suite E, Menlo Park, CA 94025

       Represented by Mr Stanley KAPLAN, its Chief Executive Officer,

       (hereinafter referred to as "LICENSEE")




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          CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
          AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   WITNESSETH

WHEREAS, LICENSOR has developed intellectual property, including inventions which are the subject matter of patents and patent applications and a secret and substantial know-how, relating to the [********] technology.

WHEREAS, LICENSEE wishes to obtain from LICENSOR a license in order to have the right to use LICENSOR' inventions relating to the pasteurization for use with products that are directed toward alleviation of drug addictions, and LICENSOR is willing to grant such licenses to LICENSEE, subject to the terms of and conditioned upon this Agreement;


NOW, THEREFORE, in consideration of the respective representations and covenants of each of the Parties as set forth below, LICENSOR and LICENSEE, intending to be legally bound, agree as follows

ARTICLE 1 - DEFINITIONS AND INTERPRETATION.

1.1 DEFINITIONS: For the purposes of this Agreement the following words and phrases shall have the following meanings:


       (a) "AFFILIATE" means, with respect to any Person, (i) any other Person of which the securities or other ownership interests representing fifty per cent (50%) or more of the equity or fifty per cent (50%) or more of the ordinary voting power or fifty per cent (50%) or more of the general partnership interest are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person (a "Subsidiary"), or (ii) any other Person which, at the time such determination is being made, is Controlling or under common Control with, such Person. As used herein, the term "Control", whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

       (b) "AGREEMENT" means this agreement, all amendments and supplements to this Agreement and all schedules to this Agreement, including the following:

       SCHEDULE A - LICENSED PATENTS,

       SCHEDULE B - LICENSED KNOW-HOW

       (c) "BIOLOGICAL MATERIALS" shall mean any biological materials including but not limited to structural genes, genetic sequences, promoters, enhancers, probes, linkage probes, vectors, hosts, plasmids, peptides, polypeptides, transformed cell lines, transgenic animals, proteins, biological modifiers, antigens, reagents, hybridomas, antibodies, toxins, lectins, enzymes, lipids, hormones, viruses, cells or parts of cells, cell lines, fragments of any of the foregoing and any other biologically active material or compound, whether or not occurring naturally or howsoever derived, modified, conjugated, cross-linked, immobilized, reduced, purified or produces, whether by recombinant DNA techniques and/or otherwise.

       (d) "CALENDAR QUARTER" means any of the three-month periods beginning January 1, April 1, July 1 and October 1 in any year.

       (e)    "CONFIDENTIAL INFORMATION" has the meaning ascribed to it in
              Section 9.1. of this Agreement.

       (f) "EVENT OF FORCE MAJEURE" has the meaning ascribed to it in Article 12 of this Agreement.

       (g)    "FIELD OF USE" means the treatment of drug addiction.

       (h) "FIRST COMMERCIAL SALE" means, in each country of the Territory, the first sale of a PRODUCT, after obtaining the regulatory approvals necessary to commercially market such PRODUCT in such country in the Territory, by LICENSEE, its

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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              Affiliates or Sublicensees, to Third-Parties, in each case for use or consumption of such PRODUCT in such country by the general public.

       (i) "IMPROVEMENTS" means all patentable or non-patentable inventions, discoveries, technology and information of any type whatsoever, including without limitation Biological Materials, methods, processes, technical information, knowledge, experience and know-how which utilize, incorporate, derive from, are based on or could not be conceived, developed or reduced to practice but for the use of the LICENSOR Technology.

       (j) "LICENSE" has the meaning ascribed to it in Section 2.1.1. of this Agreement.

       (k) "LICENSED KNOW-HOW" means any and all technical information, discoveries, Improvements, processes, formulae, data, engineering, technical and shop drawings, inventions, Biological Materials, shop-rights, know-how and trade secrets which is useful or necessary to make, have made, use or sell the PRODUCTS or to practice under the LICENSED PATENTS in the Field of Use, which have been, or hereafter are, either developed by LICENSOR or its Affiliates, or acquired by LICENSOR or its Affiliates and to which LICENSOR or its Affiliates, to the extent to which it has the right to do so in the Field of Use.

       (l)    "LICENSED PATENTS" means:

              (i) any existing patents and patent applications listed in Schedule A to this Agreement;

              (ii) any future patents issued from any patent applications referred to in Paragraph 1.1(1)(i) above and any future patents issued from a patent application filed in any country in the Territory which corresponds to a patent or patent application identified in Paragraph 1.1(1)(i) above;

              (iii) any reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models issued, assigned or licensed to LICENSOR or its Affiliates of or relating to the patents or patent applications identified in Paragraph 1.1(1)(i) and (ii) above

              (iv) any future patents and patent applications covering LICENSOR Improvements, solely or jointly owned by LICENSOR or its Affiliates, or licensed by LICENSOR or its Affiliates with the right to sublicense.

       (m) "NET SALES" shall mean the amount actually received on sales of PRODUCTS by LICENSEE, and its Affiliates and Sublicensees if the Sublicensees are Affiliates to the first Third-Party (including unaffiliated Third-Party distributors, except in the circumstances referred to in Section 6.3 hereof less), to the extent actually incurred or allowed and if not already deducted in the amount invoiced:


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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              (i)    normal or customary trade and/or quantity discounts,
                     credits, allowances, rebates, returns (including, but not limited to, wholesaler and retailer returns);

              (ii)   retroactive price reductions;

              (iii) excise taxes, other consumption taxes, customs duties and compulsory payments made to governmental authorities;

              (iv) sales commissions that are actually paid to Third-Party distributors and selling agents; and

              (v) transportation, transit and insurance for transportation each to the extent separately invoiced and paid by LICENSEE.

       (n) "Notice of Dispute" has the meaning ascribed to it in Section 16.4.(a) of this Agreement.

       (o) "PARTIES" means LICENSEE and LICENSOR, and "Party" means any one of them.

       (p) "PERSON" means an individual, corporation, partnership, trust, business trust, association, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

       (q) "PHASE III" means the first pivotal safety and efficacy clinical trial relating to a PRODUCT.

       (r) "PRODUCTS" means the COC are produced by or under license from DAS, the manufacture, sale or use of such PRODUCTS which would have constituted a misappropriation of substantial LICENSED KNOW-HOW, or LICENSOR Improvements, and/or an infringement of the LICENSED PATENTS, but for the LICENSE granted in this Agreement.

       (s) "ROYALTY TERM" means, with respect to the PRODUCT in each country in the Territory, the period [***] of such PRODUCT in such country and [***] in such country.

       (t) "SUBLICENSEE" means any Person acting pursuant to a sublicense granted to it by LICENSEE under the terms of this Agreement.

       (u)    "TERRITORY" means all countries in the world.

       (v) "THIRD-PARTY" means any Person other than LICENSEE, LICENSOR and their respective Affiliates..

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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       (w)    "VALID PATENT CLAIM" means a claim of an issued and unexpired patent or patent application included in LICENSED PATENTS which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise. If there should be two or more decisions within the same country which are conflicting with respect to the invalidity of the same claim, the decision of the highest tribunal shall thereafter control. However, should the tribunals be of equal authority, then the decision or decisions holding the claim valid shall prevail where the conflicting decisions are equal in number and the majority of decisions shall prevail where the conflicting decisions are not equal in number.

       (x) "LICENSOR IMPROVEMENT" means Improvements which are conceived, developed or reduced to practice during the term of this Agreement solely or jointly by employees or contractors acting on behalf of LICENSOR or its Affiliates.

       (y) "LICENSOR TECHNOLOGY" means the LICENSED PATENTS, the LICENSED KNOWHOW and the LICENSOR Improvements.

1.2 CERTAIN RULES OF INTERPRETATION IN THIS AGREEMENT AND THE SCHEDULES:

       (a) An accounting term not otherwise defined has the meaning assigned to it by, and every accounting matter will be determined in accordance with, generally accepted accounting principles in the United States of America;

       (b) Unless otherwise specified, all references to monetary amounts are to United States dollars currency (US$);

       (c) The descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections;

       (d) The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such Person or Persons or circumstances as the context otherwise permits;

       (e) Whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have granted its approval or consent;

       (f) Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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              period is not a business day in the jurisdiction of the Party to make such payment or do such act; and

       (g) Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day in the jurisdiction of the Party to make such payment or do such act.

ARTICLE 2 - LICENSE.

2.1    GRANT.

       Subject to and conditioned upon the provisions of this Agreement, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, a license ( the "LICENSE") in the Territory to make, have made, use and sell PRODUCTS under the LICENSED PATENTS and by using LICENSED KNOW-HOW and LICENSOR Improvements in the Field of Use.

              (i) Subject to and conditioned upon the provisions of this Agreement, the LICENSE granted pursuant to this Article 3 shall be exclusive (exclusive even as to LICENSOR) to LICENSEE in the Field of Use. Without limiting the generality of the foregoing, LICENSOR covenants that during the term of this Agreement, neither LICENSOR nor its Affiliates shall grant to any other Person any right, license or privilege to make, have made, use or sell PRODUCTS or to otherwise exploit LICENSOR Technology, or any other Biological Matter or chemical substance (or any derivative or formulation thereof), in the Field of Use.

              (ii) For greater certainty, LICENSOR has and retains all rights in and to the LICENSOR Technology outside the Field of Use and LICENSEE has no rights in the LICENSOR Technology outside the Field of Use.

2.2    LICENSEE'S RIGHTS TO SUBLICENSE.

              (i) LICENSEE shall have the right, without obtaining the further consent of LICENSOR, to sublicense in the Field of Use all or any portion of the rights to the LICENSED PATENTS, the LICENSED KNOW-HOW and LICENSOR Improvements granted to it pursuant to this Agreement under the LICENSE
                     (i) to any of its Affiliates, and (ii) to any Person in any country of the Territory without PMC's prior approval to any third party unless such Person is well known as being actively engaged in the business of researching, developing, manufacturing and marketing immunoproteins at the time the sublicense is contemplated, in which case the grant of the sublicense to such a third party shall be subject to PMC's prior approval in writing. Such approval shall only be dependent upon PMC being reasonably satisfied by the provision that DAS will propose to include in the sublicense to, and only to, the effect that the Licensed Technology may not be used and/or exploited by the prospective

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                     sublicensee in the immunoproteine field. For that purpose,
                     DAS shall provide to PMC a draft along with its request. PMC shall have fifteen (15) days to confirm in writing its consent or state in writing the material reasons, made in good faith, why such provision will not protect the Licensed Technology from use as restricted in the previous two sentences, in which case the parties will use their best efforts to expedite negotiations of an appropriate provision. PMC shall be deemed to have approved a request by DAS pursuant to this Section 2.2, if PMC fails to respond as provided hereunder within the fifteen (15) period set forth above.

              No permitted Sublicensee pursuant hereto shall have the right to grant further sublicenses to any Third-Party.

              (ii) LICENSEE agrees that all sublicenses granted by LICENSEE hereunder shall expressly bind Sublicensees to the terms of
                     Article 9, "Confidentiality" and to all other relevant provisions of this Agreement.

              In the event LICENSEE grants sublicenses to its Affiliates, LICENSEE shall pay royalties to LICENSOR as if Net Sales of the Sublicensees if such Sublicensees are Affiliates were Net Sales of LICENSEE and LICENSOR shall be expressly made a Third-Party beneficiary thereof.

              For all other Sublicenses to Third-Parties except for the standalone Sublicenses as specified herebelow, the amount of royalties paid by Sublicensee(s) to LICENSEE shall be included into the amount of Net Sales. It is understood between the parties, that LICENSOR will be paid by LICENSEE [***] that would be equivalent to what LICENSOR would have received if LICENSEE has been selling directly the PRODUCTS. Such percentage shall not exceed [***] of the amount of revenue actually received by LICENSEE.

              If LICENSEE grants a Sublicense to the LICENSED PATENTS to a third-party on a standalone basis, LICENSEE shall pay to PMC [***] of any incremental consideration that LICENSEE may receive from any Third-Party Sublicensee such as but not limited to license issue fees, milestone payments and royalties.

              (iii) Any sublicenses granted by LICENSEE shall include a requirement that the Sublicensee maintains records and permit inspection on terms essentially identical to Section
                     6.2 hereof. At LlCENSOR's request, LICENSEE shall arrange for an independent certified public accountant selected by LICENSOR, and at LlCENSOR's cost, to inspect the records of Sublicensees for the purpose of verifying royalties due to LICENSOR and shall cause such accountant to report the results thereof to LICENSOR.

              (iv) Any sublicenses granted by LICENSEE shall provide for the termination of the sublicense, or, if the Sublicensee is a Third-Party, at the option of such Sublicensee, the conversion to a license directly between such


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                     Sublicensee and LICENSOR, upon termination of this
                     Agreement under Article 10 (other than expiration under Section 10.1 or a termination by LICENSEE further to a breach by LICENSOR pursuant to Section 10.4). Such conversion shall be subject to LlCENSOR's approval and contingent upon acceptance by the Sublicensee of the remaining provisions of this Agreement.

              (vi) LICENSEE shall notify LICENSOR of each sublicense granted to Third-Parties and shall provide LICENSOR with the name and address of each Sublicensee and a description of the PRODUCTS and territory covered by each sublicenses.

2.3    SUBLICENSES TO LICENSEE.

       To the extent LICENSED PATENTS have been, or shall be, licensed by LICENSOR from a Third-Party under an agreement with such Third-Party (a "Third-Party Licensee), LICENSEE understands and agrees as follows:

              (i) The rights sub-licensed to LICENSEE by LICENSOR are subject to the terms and conditions, restrictions, limitations and obligations of the relevant Third-Party License that are imposed upon LICENSOR;

              (ii) LICENSEE shall comply with the terms and conditions, restrictions, limitations and obligations of such Third-Party License(s) to the extent LICENSEE has been permitted to review such terms, conditions, restrictions, limitations and obligations. LICENSOR shall give LICENSEE, upon request, a reasonable opportunity to review the same except to the extent that confidentiality obligations towards Third-Parties may prevent LICENSOR from doing so. In any event, LICENSOR shall act reasonably in advising LICENSEE of the scope of LICENSEE's obligations pursuant to any relevant Third Party License. LICENSOR represents and warrants that, on the Effective Date, there are no Third Party Licenses that apply to exploitation of the LICENSOR Technology.

2.4    SUBCONTRACTING.

       Notwithstanding anything herein provided for to the contrary, LICENSEE shall be allowed to (i) sub-contract in whole or in part PRODUCTS development to Third-Parties such as, without limitation, clinical research organizations, (ii) appoint sales agents and distributors to market and distribute PRODUCTS and (iii) sub-contract manufacturing of PRODUCTS, or any part thereof, with Third-Parties or with LICENSEE's Affiliates including LICENSOR acting as toll manufacturer.

2.5  DISCLOSURE OF TECHNOLOGY.

       From time to time during the term of this Agreement, LICENSOR shall disclose or cause its Affiliates to disclose to LICENSEE such LICENSOR Technology as may be reasonably necessary to enable LICENSEE to develop, manufacture, commercialize and

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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       otherwise exploit the PRODUCTS in the Field of Use on the terms and subject to the conditions of this Agreement. In addition, during the term of this Agreement, LICENSOR shall, upon LICENSEE's reasonable request and with adequate notice to LICENSOR, make available to LICENSEE at LICENSEE's or its Affiliates' manufacturing facilities or the facility of a Third Party manufacturer who shall have contracted with LICENSEE to manufacture PRODUCTS, LICENSOR's or LICENSOR Affiliate's Personnel to provide technical assistance to LICENSEE's Personnel, or LICENSEE Affiliates' Personnel or Third-Party manufacturer's Personnel. LICENSEE shall pay or have paid by its concerned Affiliates all reasonable travel costs incurred by LICENSOR or its Affiliates in connection with rendering such technical assistance. Such Personnel shall render such assistance at the facilities designated by LICENSEE for periods of not less than three continuous business days per visit. In addition, LICENSOR shall make it or its Affiliates Personnel reasonable available for telephone consultation, as requested by LICENSEE.

2.6  PROVISION OF RELATED ASSISTANCE.

       (i) In support of LICENSEE'S development and commercialization of PRODUCTS, LICENSOR shall promptly and timely provide and prepare, upon reasonable request of DAS and free of charge, relevant sections pertaining to (i) IND, BLA, PLA and ELA supplements and other regulatory approvals required by the FDA and other Regulatory Authorities to commercially market and sell PRODUCTS to the public in the Territory, and, (ii) such information as LICENSEE or Regulatory Authorities may request in connection with
              (a) LICENSEE's preclinical studies, Phase I, II III and IV studies for PRODUCTS. LICENSOR shall promptly conduct such manufacturing process development studies (including but not limited to stability studies) as are reasonably requested by LICENSEE or required by Regulatory Authorities in order to fulfill its obligations under this Agreement, and to permit LICENSEE to expeditiously submit complete applications to obtain marketing (and earlier) approvals to commercially develop, market and sell PRODUCTS in the Territory.

       (ii) LICENSOR represents and warrants, to the best of its knowledge, that the information, data and technical assistance provided to LICENSEE hereunder shall not contain any material fact or omission, and shall indemnify and hold LICENSEE harmless from any liability or damage (including reasonable attorneys' fees arising from a breach of the foregoing.)

2.7  COMMUNICATION AMONG PARTIES.

       Each of LICENSEE and LICENSOR shall appoint (a) specific individual(s) who shall be available and shall act as (a) liaison Person(s) to facilitate the day-to-day communications among the Parties. The names and addresses of the liaison Persons who shall act on behalf of each of the Parties shall be provided by each of the Parties to the other

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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       immediately following the execution of this Agreement. Each of LICENSEE and LICENSOR agrees to notify the other in accordance with the terms of
       Section 16.1 of this Agreement in the event of a change in liaison
       Person.

2.8  IDENTIFICATION OF KNOW-HOW.

       The Parties agree that all information and Biological Materials comprised in the LICENSED KNOW-HOW to be transferred to LICENSEE pursuant to this Agreement shall be so transferred in the case of written information, by memoranda bearing the mention "Confidential", and, in the case of Biological Materials, by clearly marked and numbered containers. LICENSEE shall designate an individual who shall be responsible for receiving information and Biological Materials from LICENSOR and/or its Affiliates and the Parties agree that such information and Biological Materials shall in all cases (except where the Parties agree otherwise) be sent solely to the attention of such individual. Upon receipt of information and/or Biological Materials, the designated individual shall, on behalf of LICENSEE, send an acknowledgement to LICENSOR and/or its Affiliates confirming receipt of information and/or Biological Materials. The Parties agree that they shall in good faith work together to establish and maintain a system to record the transmission of information and/or materials under this Agreement and make all commercially reasonable efforts to ensure such system is followed.

2.9  CONFIDENTIALITY.

       All information transferred pursuant to this Agreement shall be deemed to be "Confidential Information" in accordance with Section 9.1 hereof.

ARTICLE 3 - DEVELOPMENT AND COMMERCIALIZATION.

3.1  DEVELOPMENT AND COMMERCIALIZATION EFFORTS.

       LICENSEE shall comply with all applicable good laboratory, clinical and manufacturing practices in the development and commercialization of PRODUCTS, and shall cause its Affiliates and subcontractors to do the same. LICENSEE shall be solely responsible for funding all costs incurred by LICENSEE for the development and commercialization of each PRODUCT.

3.2  DEVELOPMENT AND COMMERCIALIZATION REPORTS.

       During the term of this Agreement, LICENSEE shall keep LICENSOR reasonably informed as to the progress of the development of PRODUCTS by notifying LICENSOR of completion of PHASE III studies for each such PRODUCT (to the extent such studies are commenced and completed). All information disclosed by LICENSEE pursuant to this Section 4.2 shall be treated as LICENSEE Confidential Information subject to Article 8 hereof.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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ARTICLE 4 - ROYALTIES AND MILESTONES.

4.1    EARNED ROYALTIES.

       During the Royalty Term, LICENSEE shall pay to LICENSOR a royalty as follows:

          (i)   during the [***]

                [***] percent of Net Sales of PRODUCTS.

          (ii)  As of the [***] and until the [***]:

                [***] of Net Sales of PRODUCTS on annual NET SALES below [***];

                [***] of Net Sales of PRODUCTS on annual NET SALES above [***]

          (iii) As of the [***] following the date of First Commercial Sale:
                [***]:

                [***] of Net Sales of PRODUCTS

                As of the [***] year, LICENSEE shall pay royalties in countries where there is no [***]; in all other cases, the LICENSE in any such country shall be royalty free).

4.2    SINGLE ROYALTY: NON-ROYALTY SALES.

       In no event shall more than one royalty be payable under Section 4.1. with respect to a particular unit of PRODUCTS. No royalty shall be payable under this Section 4 with respect to sales of PRODUCTS among LICENSEE and its Subsidiaries or Affiliates, or among Sublicensees and their respective Affiliates, or among LICENSEE and its Sublicensees, [***]. No royalty shall be payable for (i) PRODUCTS used in clinical trials, or (ii) PRODUCTS used by LICENSEE, its Affiliates or Sublicensees, for research, (iii) customary quantities of PRODUCTS distributed as free samples or (iv) reasonable quantities of PRODUCTS disposed by LICENSEE as donations to Third-Parties.

4.3    [***].

       In those cases where LICENSEE or its Affiliates sell PRODUCTS in bulk to a Third-Party, [***].

4.4    ROYALTY ADJUSTMENTS.

       The royalty due hereunder shall be reduced in the following circumstances and in the following manner:

          (i) Where LICENSEE is required to obtain additional rights to make, use or sell PRODUCTS and to pay a third party a royalty in order to obtain such

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                rights, the royalty hereunder shall be reduced by an amount [***] to the third party until such time as (a) [***], or (b) [***].

          (ii) At any time (and only for such time) that the sum of (a) the royalty due hereunder for PRODUCTS, and (b) the transfer price for PMC Product due LICENSOR pursuant to that certain Manufacturing and Supply Agreement between the Parties, dated of even date herewith (the "Combined Price"), [***] (referred to as the "Margin"), the royalty on such PRODUCT shall be suspended. Thereafter, LICENSEE shall not owe any royalty on PRODUCTS until the Combined Price is less than the Margin, and then only to the extent of the difference between the Combined Price and the Margin.

          (iii) With respect to any PRODUCTS that are not manufactured by LICENSOR (whether through termination of the Manufacturing and Supply Agreement, force majeure or otherwise), the royalty due for such PRODUCTS shall be [***] of the Net Sales received on the sales of the PRODUCTS manufactured by the Third-Party. For the avoidance of doubt, LICENSEE shall pay LICENSOR the royalties mentioned in Section 4.1 of the Net Sales received on the PRODUCTS manufactured by LICENSOR.

ARTICLE 5 - ROYALTY REPORTS AND ACCOUNTING.

5.1    REPORTS, EXCHANGE RATES.

       During the term of this Agreement following the First Commercial Sale, LICENSEE shall furnish to LICENSOR, with respect to each Calendar Quarter, a written report showing in reasonably specific detail, for the European Union, North America, and the rest of the Territory, respectively: (a) the gross sales of PRODUCTS sold by LICENSEE, its Affiliates and its Sub-licensees in the Territory during the corresponding Calendar Quarter and the calculation of Net Sales from such gross sales; (b) the royalties payable in United States dollars, if any, which shall have accrued hereunder based upon Net Sales of PRODUCTS; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the date of the First Commercial Sale of PRODUCTS having occurred in each country in the Territory during the corresponding Calendar Quarter; and (e) the exchange rates used in determining the royalty amount expressed in United States dollars.

       With respect to sales (if any) of PRODUCTS invoiced in United States dollars, the gross sales, Net Sales, and royalties payable shall be expressed in United Sates dollars. With respect to sales of PRODUCTS invoiced in a currency other than United Sates dollars, the gross sales, Net Sales and royalties payable shall be expressed in the currency of the invoice issued by the Party making the sale together with the United States dollars equivalent of the royalty payable, calculated using the rate of exchange published in the Wall Street Journal for such currency on the last business day of the concerned Calendar Quarter. Reports and payments shall be due [***]. LICENSEE shall keep complete and

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

5.2    AUDITS.

5.2.1. Upon the written request of LICENSOR and not more than once in each calendar year, LICENSEE shall permit an independent certified public accounting firm of internationally recognized standing, selected by LICENSOR and reasonably acceptable to LICENSEE, at LlCENSOR's expense, to have access during normal business hours to such of the records of LICENSEE as may be reasonably necessary to [***]. The accounting firm shall disclose to LICENSOR only whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

5.2.2. If such accounting firm concludes that additional royalties were owed during such period, LICENSEE shall pay the [***] LICENSOR delivers to LICENSEE such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by LICENSOR; provided, however, if the audit discloses that the royalties payable by LICENSEE for the audited period are more than [***] actually paid for such period, then LICENSEE shall pay the reasonable fees and expenses charged by such accounting firm.

5.2.3. LICENSEE shall include in each permitted sublicense granted by it pursuant to the Agreement a provision requiring the SUBLICENSEE to make reports to LICENSEE, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by LlCENSOR's independent accountant to the same extent required with respect to LICENSEE's records under this Agreement.

5.2.4. Except in the case of circumstances which would have prevented an error or anomaly from being disclosed during the audit hereabove mentioned, such as fraud or other failure to provide accurate information, upon the expiration of [***] following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon LICENSOR, and LICENSEE, its Affiliates and Sublicensees shall be released from any liability or accountability with respect to royalties for such year.

5.3    CONFIDENTIAL FINANCIAL INFORMATION.

       LICENSOR shall treat all financial information subject to review under this Article 5 or under any sublicense agreement as confidential, and shall cause its accounting firm to retain all such financial information in confidence.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 6 - PAYMENTS.

6.1    PAYMENT TERM.

       Royalties shown to have accrued by each royalty report provided for under
       Article 4 of this Agreement shall be due [********]. Payment of royalties in whole or in part may be made in advance of such due date.

6.2    PAYMENT METHOD.

       All payments by LICENSEE to LICENSOR under this Agreement shall be paid in United States dollars, and all such payments shall be made without deduction of bank transfer fees by bank wire transfer in immediately available funds to the following bank account:

       [********]

6.3    WITHHOLDING TAXES.

       Royalties shall be paid by LICENSEE to LICENSOR, after deduction of any applicable withholding taxes. Prior to any payment by LICENSEE to LICENSOR, LICENSEE shall provide to LICENSOR any forms required to attest LlCENSOR's fiscal domiciliation in order to allow LICENSEE to claim application of the reduced rate of withholding tax provided for in any applicable bilateral fiscal convention. LICENSOR shall promptly return such forms to LICENSEE. In the event LICENSOR fails to promptly return such forms duly filled and signed, LICENSEE shall declare and pay withholding tax at the common law rate of the applicable corporate income tax, and such tax shall then be deducted from the corresponding payment by LICENSEE to LICENSOR. LICENSEE shall pay withholding tax to the proper taxing authority and proof of payment of such tax shall be secured and sent to LICENSOR as evidence of such payment. If, in the opinion of either Party, the provisions of this Section become extremely burdensome, the Parties agree to meet and discuss such other options as may be available to them.

ARTICLE 7 - INVENTIONS AND PATENTS.

7.1    OWNERSHIP OF INVENTIONS.

       The entire right and title to technology, whether or not patentable, and any patent applications or patents based thereon, made or conceived during the term of this Agreement which directly relates to and are not severable from LICENSOR Technology and which are Improvements thereto and/or more generally relate to PRODUCT (a) by employees or others acting solely on behalf of LICENSOR or its Affiliates shall be

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       owned solely by LICENSOR (the LICENSOR Improvements" as more fully defined in Article 1 hereof), (b) by employees or others acting solely on behalf of LICENSEE or its Affiliates shall be owned solely by LICENSEE and (c) by both employees or others acting on behalf of LICENSEE or its Affiliates, and employees or others acting on behalf of LICENSOR and its Affiliates shall be jointly owned by LICENSEE and LICENSOR.

       LICENSOR and LICENSEE each hereby represents that all employees and other Persons acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to it, or as it shall direct, all Improvements conceived or reduced to practice by such employees or other Persons.

7.2    PATENT PROSECUTION AND MAINTENANCE.

       LICENSED PATENTS. LICENSOR shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all LICENSED PATENTS. LICENSOR shall prepare, file, prosecute and maintain such LICENSED PATENTS in good faith consistent with its customary patent policy and its reasonable business judgement, and shall consider in good faith the interests of LICENSEE in so doing.

       JOINT INVENTIONS. As to any joint inventions made by the Parties during the term of this Agreement, LICENSEE shall have the first right to file patent applications with respect to such inventions in the name of both Parties. LICENSEE may elect not to file and if it does so, LICENSOR shall have the right to file the patent application in the name of both Parties. In each case regarding joint inventions, the filing Party shall give the non-filing Party an opportunity to review the text of the application before filing, shall consult with the non-filing Party with respect thereto and shall supply the non-filing Party with a copy of the applications as filed, together with notice of its filing date and serial number and [***] the out-of-pocket costs and expenses of the filing Party shall be reimbursed by the other Party. Both Parties shall keep the other advised of the status of actual and prospective patent application filings and upon request, provide advanced copies of any documents related to such filings and thereafter to the prosecution and maintenance of all patent applications and patents.

       COSTS. With respect to all filings hereunder, the filing Party shall be responsible for payment of all costs and expenses related to such filings, prosecution and maintenance, unless relieved of same pursuant to
       Section 7.3 hereinafter, and except for jointly owned patents, for which [***] of all such costs and expenses shall be reimbursed to the filing Party by the other Party.

7.3    OPTION TO PROSECUTE AND MAINTAIN PATENTS.

       LICENSOR shall give notice to LICENSEE of any intention to cease prosecution and/or maintenance, or not to proceed with an extension, of LICENSED PATENTS and, in such case, shall permit LICENSEE, at LICENSEE's sole discretion, to continue prosecution or maintenance or proceed with the extension at its own expenses. If LICENSEE elects to continue prosecution or maintenance or to proceed with the extension, LICENSOR shall execute such documents and perform such acts at LICENSEE's expense as may be

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       reasonably necessary to effect an assignment of such LICENSED PATENTS to LICENSEE in a timely manner, and more generally to permit LICENSEE to continue such prosecution and maintenance or to proceed with the extension. Any patents and patent applications so assigned shall not be considered as LICENSED PATENTS as of the date of such assignment. No royalties shall be payable by LICENSEE on sales of PRODUCTS covered only by a Valid Patent Claim of a LICENSED PATENT which has been assigned to LICENSEE pursuant to this Section 7.3.

7.4    INTERFERENCE, OPPOSITION, REEXAMINATION AND REISSUE.

              (i) The Parties shall use their respective best efforts to within [***] of learning of any interference, opposition, reexamination or reissue event, inform the other Party of any request for, or filing or declaration thereof relating to LICENSED PATENTS. The Parties shall thereafter consult and cooperate fully to determine the course of action with respect to any such proceeding. Both Parties shall have the right to review and comment on any submission to be made in connection with any such proceeding.

              (ii) LICENSOR shall not institute any reexamination or reissue proceeding relating to LICENSED PATENTS without having first consulted LICENSEE.

              (iii) In connection with any interference, opposition, reissue or reexamination proceeding relating to LICENSED PATENTS, the Parties shall cooperate fully and shall provide each other with any information or assistance that either Party may reasonably request. LICENSOR shall keep LICENSEE informed of developments in any such action or proceeding, including, to the extent permissible, the status of any settlement negotiations and the terms of any offer related thereto.

              (iv) LICENSOR shall bear the expense of any interference, opposition, reexamination or reissue proceeding relating to LICENSED PATENTS.

7.5    ENFORCEMENT AND DEFENSE.

              (i) Each Party shall give the other notice of either (a) any infringement of LICENSED PATENTS, or (b) any misappropriation or misuse of LICENSED KNOW-HOW that has come to its attention. The Parties shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Parties to terminate any infringement of LICENSED PATENTS or any misappropriation or misuse of LICENSED KNOW-HOW.

              (ii) In the event that LICENSED PATENTS are infringed by any Third-Party with respect to a PRODUCT in the Field of Use, LICENSEE, upon notice to LICENSOR, shall for a period of [***] have the first right, but not the obligation, to institute and prosecute any action or proceeding under LICENSED PATENTS with respect to such infringement, by counsel of

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                     its choice, or to control the defense of any declaratory judgment action arising from such infringement or from the misappropriation or misuse of LICENSED KNOW-HOW, at its own expense and in the name of both Parties. LICENSEE shall not otherwise settle, compromise or take any action in such litigation which diminish, limit or inhibit the scope, validity or enforceability of LICENSED PATENTS without the express permission of LICENSOR. LICENSEE shall keep LICENSOR advised of the progress of such proceedings.

              (iii) In the event that a Third-Party is infringing any LICENSED PATENTS with respect to a PRODUCT in the Field of Use and LICENSEE does not elect to institute an action, LICENSOR, upon notice to LICENSEE, shall have the right, but not the obligation, to institute and prosecute any action or proceeding under LICENSED PATENTS with respect to such infringement, by counsel of its choice, or to control the defense of any declaratory judgment action arising from such infringement or from the misappropriation or misuse of LICENSED KNOW-HOW, at its own expense and in the name of both Parties. LICENSOR shall not settle, compromise or take any action in such litigation which diminish, limit or inhibit the scope, validity or enforceability of LICENSED PATENTS without the prior approval of LICENSEE, which shall not be unreasonably withheld.

              (iv) With respect to any action to terminate any infringement of LICENSED PATENTS or any misappropriation or misuse of LICENSED KNOW-HOW, the Parties shall cooperate fully and shall provide each other with any information and assistance that either Party may reasonably request. In particular, either Party shall execute such documents necessary for the other Party to initiate and prosecute the action or proceeding and cause its Affiliates, Sublicensees and LICENSEE to execute all such documents, if required. In the event that either Party is unable to initiate or prosecute an action solely in its own name, the other Party shall then join such action voluntarily. Each Party shall keep the other informed of the development of any action or proceeding including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto.

              (v) Any recovery obtained by either or both Parties in connection with or as a result of any action or proceeding contemplated by this Section 8.3, whether by settlement or otherwise, shall be allocated in order as follows:

                     (a) The Party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action (provided that if LICENSEE was the initiating Party and that the action proceeds were not sufficient for LICENSEE to recoup all its costs and expenses, then LICENSEE shall be allowed to deduct the

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                            balance of its unrecovered costs and expenses from royalties payable to LICENSOR under Article 4 hereof);

                     (b) The other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

                     (c) The amounts of any recovery remaining shall then be allocated between the Parties with LICENSEE receiving all amounts in respect of damages in the Field of Use and LICENSOR receiving all amounts in respect of damages out of the Field of Use, except that any amounts recovered in connection with infringement actions relating to jointly-owned patents shall be equally shared between the Parties.

              (vi) LICENSOR shall inform LICENSEE of any certification regarding any LICENSED PATENTS it has received pursuant to 21 United States Code Sections355(b)(2)(A)(iv) or
                     (j)(2)(A)(vii)(lV), or any similar provision in other countries, and shall provide LICENSEE with a copy of such certification within [***] of receipt. Both Parties rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in paragraphs (a) to (c) of this Section 7.6.

7.6    NOTICE OF PATENT EVENTS.

       LICENSOR shall promptly give notice to LICENSEE of the grant, lapse, revocation, surrender or invalidation of any LICENSED PATENTS.

7.7    PATENT TERM RESTORATION.

       LICENSOR shall notify LICENSEE of (a) the issuance of each U.S. patent included within the LICENSED PATENTS, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within the LICENSED PATENTS which it receives as patent owner pursuant to the United Sates Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the "Act"), including notices pursuant to Sections 101 and 103 of the Act from Persons who have filed a biological license application ("BLA") or an abbreviated new drug application ("ANDA"), whichever is applicable. Such notices shall be given promptly, but in any event within five (5) calendar days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable. LICENSOR shall notify LICENSEE of each filing for patent term restoration under the Act, any allegations of failure to show due diligence and all awards of patent term restoration (extensions) with respect to the LICENSED PATENTS.

       Likewise, LICENSOR or LICENSEE, as the case may be, shall inform the other Party of patent extensions and periods of data exclusivity in the rest of the world regarding any PRODUCTS and more generally the Parties shall diligently cooperate with respect to any procedures for patent and period of data exclusivity extensions, such as but not limited to

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

       Supplementary Protection Certificates, the above-mentioned Patent Term Restoration and corresponding GATT regulations.

ARTICLE 8 - GENERAL PROVISIONS.

8.1    CONFIDENTIALITY.

       (a)    -GENERAL

       Except as expressly set forth in this Section 8, each party shall cause its respective Affiliates, officers, directors, employees, agents and subcontractors (collectively, "Representatives") to keep confidential any and all technical, commercial, scientific and other data, processes, documents or other information (whether in oral form and identified as confidential within 30 days after the date of disclosure, or if written form, if marked as "confidential" at the time of disclosure) or physical object (including, without limitation, intellectual property, marketing data, agreements between any party and a third-party, license applications, and business plans and projections of any party ) that have been marked as "confidential" at the time of disclosure) acquired from the other party (the "Other Party"), its Affiliates or its Representatives after the Effective Date ("Confidential Information"), and each party shall not disclose directly or indirectly, and shall cause its Representatives not to disclose directly or indirectly, any Confidential Information to anyone outside such Person, in the case of LICENSEE, its Sublicensees, and each of their Affiliates and their respective Representatives, except that the foregoing restriction shall not apply to any information disclosed hereunder to any party, if such Person (the "Receiving Person") can demonstrate that such Confidential
       Information:

              (i) is or hereafter becomes generally available other than by reason of any breach or default by the Receiving Person, any of its Affiliates or any Representative of the foregoing with respect to a confidentiality obligation under this Agreement;

              (ii) was already known to the Receiving Person or such affiliate or Representative;

              (iii) is disclosed to the Receiving Person or such affiliate or Representative by a third party who has the right to disclose such information;

              (iv)   is independently developed by the Receiving Person;

              (v) based on such Person's good faith judgement with the advice of counsel, is otherwise required to be disclosed in compliance with applicable legal requirements to a public authority.

       Whenever the Receiving Person becomes aware of any state of facts which would or might result in disclosure of Confidential Information pursuant to subparagraph (v) above, it shall, if possible, promptly notify the Person making disclosure "Disclosing Person") prior to any such disclosure so that the Disclosing Person may seek a protective

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

       order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.

       In any event, if the Receiving Person is unable to promptly notify the Disclosing Person or if such protective order or other remedy is not obtained, or if the Disclosing Person waives compliance with the provisions of this Agreement, the Receiving Person will furnish only that portion of the information which it is advised by counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information.

       Each party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security except as required by the relevant laws, enjoining or restraining any other party from any violation or threatened violation of this Section 8.1.

       (b)    -USE OF CONFIDENTIAL INFORMATION

              Each party agrees that no Confidential Information shall:

              (i) be used in its own business except as necessary to exercise the rights and obligations of such Party under this Agreement;

              (ii) be assigned, licensed, sublicensed, marketed, transferred or loaned, directly or indirectly to any third party other than a Representative or an Affiliate Representative of such party, except as necessary or contemplated for the exercise of the rights and obligations of the Parties under this Agreement;

              The obligations set forth in this Section 8.1 shall extend to copies, if any, of Confidential Information made by any Representatives referred to in paragraph (a) and to documents prepared by such Persons which embody or contain Confidential Information.

       (c)    -PROTECTION OF CONFIDENTIAL INFORMATION

              Each party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge and shall take reasonable steps to minimize the risk of disclosure of Confidential Information which shall include, without limitation, ensuring that only those Persons who have a bona fide need to know such Confidential Information for purposes permitted or contemplated by this Agreement shall have access thereto. Each party, shall notify all of its Representatives who have access to Confidential Information of its confidentiality and the care therefor required, and shall obtain from any Affiliate or any agent or subcontractor who is a Representative that is permitted access to such Confidential Information in accordance with this Section 8.1, an agreement of confidentiality incorporating the restrictions set forth herein.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

       (d)    -SURVIVAL OF OBLIGATIONS

              The obligations set forth in this Section 8.1 shall survive the termination of this Agreement for a period of [***].

       (e)    -RETURN OF CONFIDENTIAL INFORMATION

              Within thirty (30) days after the termination of this Agreement, the Receiving Person shall (and shall cause its Affiliates' Representatives and its Affiliates to) return to the Disclosing Person or destroy all related documents and tangible items then in its possession which it has received from the Disclosing Person or any affiliate or Representative thereof pertaining, referring or relating to the Disclosing Person's Confidential Information, as well as all copies, summaries, records, descriptions, modifications, and duplications that it, or any of its Affiliates or Representatives, has made from the documents or tangible items received from the Disclosing Person or any affiliate or Representative thereof; provided, however, that the Receiving Person may retain one copy of each document in its legal files solely to permit the Receiving Person to continue to comply with its obligations hereunder and, in addition, may upon notice to the Disclosing Person, retain in its legal files or in the office of outside legal counsel one copy of any document solely for use in any pending legal proceeding to which such document relates. Notwithstanding the foregoing, this provision shall not apply with respect to Confidential Information obtained from LICENSOR that is comprised of LICENSOR KNOW-HOW, in the event of expiration of the Agreement in accordance with its terms or termination of this Agreement for breach by LICENSOR.


8.2    TERM AND TERMINATION.

8.2.1. EXPIRATION.

       Unless terminated earlier pursuant to this Article 8, the Agreement shall expire on the [***] under the Agreement in accordance with the Section 4 of this Agreement.

8.2.2. TERMINATION BY LICENSEE.

       LICENSEE shall have the right at any time, in its sole discretion, to terminate this Agreement, by giving not less than [***] prior written notice to LICENSOR of such termination.

8.2.3. TERMINATION FOR CAUSE.

              (i) Either Party may terminate this Agreement, at its option, upon or after the breach of any material provision of the Agreement by the other Party, if such breaching Party has not cured such breach within [***] after written notice thereof from the other Party.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

             (ii) LICENSEE or LICENSOR may terminate this Agreement upon written notice to the other party if the other party makes a general assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy or has a receiver or trustee appointed for substantially all of its property; PROVIDED that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the other party consents thereto or such proceeding is not dismissed within [***] after the filing thereof.

            (iii) Each of the parties hereto acknowledges and agrees that this Agreement (i) constitutes a license of Intellectual Property (as such term is defined in the United States Bankruptcy Code, as amended (the "Code"), and (ii) is an executory contract, with significant obligations to be performed by each party hereto. The parties agree that LICENSEE as LICENSEE may fully exercise all of its rights and elections under the Code, including, without limitation, those set forth in Section 365 (n) of the Code. The parties further agree that, in the event that LICENSEE elects to retain its rights as a licensee under the Code, LICENSEE shall be entitled to complete access to the LICENSOR Technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the LICENSOR Technology shall be delivered to LICENSEE not later than (a) the commencement of bankruptcy proceedings against LICENSOR, unless LICENSOR elects to perform its obligations under the Agreement, or (b) if not delivered under (a) above, upon the rejection of the Agreement by or on behalf of LICENSOR.

8.2.4. EFFECT OF EXPIRATION AND TERMINATION.

       Expiration or termination of the Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.

8.3    FORCE MAJEURE.

       No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates) nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates) including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party (collectively, "Events of Force Majeure"); provided, however, that the affected Party (i) shall immediately notify the other Party of the occurrence of any such Event of Force Majeure and (ii) shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants with all possible speed; and provided, further, that nothing contained herein shall require any Party to settle on terms unsatisfactory to such Party any strike, lockout or other labor difficulty, any investigation

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       or proceeding by any governmental authority or any litigation by any Third-Party. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***] the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and [***] of the other Party's receipt of such notice, the Parties agree to negotiate in good faith either (i) to resolve the Event of Force Majeure, if possible, (ii) to extend by mutual agreement the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) to amend this Agreement to the extent reasonably 'possible, or (iv) to terminate this Agreement.

8.4    ASSIGNMENT.

       This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred to any Third-Party by either Party without the consent of the other Party; PROVIDED, HOWEVER, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Without limiting the generality of the foregoing, without the prior written consent of LICENSEE, LICENSOR shall not under any circumstances assign or transfer any LICENSOR Technology unless (i) all of the rights and obligations of LICENSOR under this Agreement are assigned to the same transferee(s) concurrently therewith, and (ii) such transferee(s) expressly assume(s) in writing the performance of all terms and conditions of this Agreement to be performed by LICENSOR and such assignment shall not relieved the assignor of any of its obligations under this Agreement. Each Party acknowledges that the other Party would suffer irreparable injury in the event of any breach of this Article 8 and that therefore the remedy at law for any breach or threatened breach hereof by any Party shall be inadequate. Accordingly, upon a breach or threatened breach hereof by any Party, the other Party shall, in addition and without prejudice to any other rights and remedies it may have, be entitled as a matter of right, without proof of actual damages, to seek specific performance hereof and to such other injunctive or equitable relief to enforce, or prevent any violations (whether anticipatory, continuing or future) hereof.

8.5    ADVERSE EXPERIENCE REPORTING.

       During the term of the Agreement, each Party shall notify the other immediately of any information (howsoever obtained and from whatever source) concerning any unexpected side effect, injury, toxicity or sensitivity reaction, or any unexpected incidence, and the severity thereof, associated with the clinical uses, studies, investigations, tests and marketing of a PRODUCTS. For purposes of this Section 8.5, "unexpected" shall mean (x) for a nonmarketed PRODUCTS, an experience that is not identified in nature, severity or frequency in the current clinical investigator's confidential information brochure, and (y) for a marketed PRODUCTS, an experience which is not listed in the current labeling for such PRODUCTS, and includes an event that may be symptomatically and patho-physiologically related to an event listed in the labeling but differs from the event because of increased frequency or greater severity or specificity. Each Party further shall

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       immediately notify the other of any information received regarding any threatened or pending action by an agency which may affect the safety and efficacy claims of a Product. Upon receipt of any such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting either Party's right to make a timely report of such matter to any government agency or take other action that it deems to be appropriate or required by applicable law or regulation.

8.6    SEVERABILITY.

       Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

8.7    MISCELLANEOUS.

8.7.1. NOTICES.

       Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered Personally or by facsimile (and promptly confirmed by Personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

       IF TO LICENSOR:

       LICENSOR

       Pasteur Merieux Serums & Vaccins
       58 avenue Leclerc
       69007 Lyon, France
       Attention: General Counsel
       Telefax: 33.4.37.37.70.61
       Telephone: 33.4.37.37.01.00

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       IF TO LICENSEE:

       LICENSEE

       1430 O'Brien Drive, suite E,
       Menlo Park, CA 94025
       USA
       Attention: CEO
       Telefax: 650.462.1000
       Telephone: 650.462.1003

8.7.2. APPLICABLE LAW.

       The Agreement shall be governed by and construed in accordance with the laws of State of California without regard to the conflict of law principles thereof.

8.7.3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

8.7.3.1 REPRESENTATIONS AND WARRANTIES OF LICENSEE.

       (a) LICENSEE is a corporation duly organized and existing under the laws of the State of California, with the corporate power to own, lease and operate its properties and to carry on its business as now conducted.

       (b) LICENSEE has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

       (c) The execution, delivery or performance of this Agreement will not conflict with or result in a breach of, or entitle any party thereto to terminate, any material agreement or instrument to which LICENSEE is a party, or by which any of its assets or properties is bound.

       (d) This Agreement has been duly authorized, executed and delivered by LICENSEE and constitutes a legal, valid and binding agreement of LICENSEE, enforceable against LICENSEE in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

8.7.3.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR.

       (a) LICENSOR is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of France with the corporate power to own, lease and operate its properties and to carry on its business as now conducted.

       (b) LICENSOR has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       (c) The execution, delivery and performance of this Agreement by LICENSOR does not conflict with or contravene its certificate of incorporation or by-laws, nor will the execution, delivery or performance of this Agreement conflict with or result in a breach of, or entitle any party thereto to terminate, any agreement or instrument to which LICENSOR is a party, or by which any of its assets or properties is bound.

       (d) This Agreement has been duly authorized, executed and delivered by LICENSOR and constitutes a legal, valid and binding agreement of LICENSOR, enforceable against LICENSOR in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

       (e) All LICENSED PATENTS listed on Schedule A as amended from time to time have been registered in, filed in or issued by the appropriate patent offices of each jurisdiction as indicated on such Schedule A, and in each case is currently in effect and all maintenance fees and renewals thereof have been duly made with respect thereto. LICENSOR owns or has full and exclusive rights to use and exploit under licenses (and to license or sublicense) all its rights under such LICENSED PATENTS and the LICENSED KNOW-HOW. There have been no material claims made against LICENSOR asserting the invalidity or non-enforceability of, or with respect to such LICENSED PATENTS, the misuse of such LICENSED PATENTS or the LICENSED KNOW-HOW, nor is LICENSOR aware that any such claims exist. LICENSOR has not received a notice of conflict of such LICENSED PATENTS or the LICENSED KNOW-HOW with the asserted rights of others, or otherwise challenging its rights to use any of such LICENSED PATENTS, or the LICENSED KNOW-HOW. None of the rights of LICENSOR under the LICENSED PATENTS or LICENSED KNOW-HOW shall be adversely affected by the execution, delivery or performance of this Agreement, or the consummation of the transaction contemplated herein. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF ANY PATENT RIGHTS PENDING.

8.7.4. DISPUTE RESOLUTION.

       Any and all disputes arising in connection with this Agreement that will not be solved on an amicable basis between the parties shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, rules that the Parties recognize that they know. The arbitration shall be conducted in Paris, France, in English by one arbitrator if the dispute involves a claim of damage of and [***] appointed in accordance with the said rules. The arbitrator(s) shall apply French law to the merits of the case. The arbitration shall be final and binding upon the parties.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       in the event of a dispute regarding any payments owing under this Agreement, all undisputed Agreements shall be paid when due and the balance, if any, promptly after resolution of the dispute.

8.7.5. ENTIRE AGREEMENT.

       This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made, including but not limited to Option Agreements to the extent, but only to the extent, they are inconsistent with any provisions of this Agreement (in which case the relevant provision of this Agreement shall prevail) are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

8.7.6. INDEPENDENT CONTRACTORS.

       LICENSOR and LICENSEE each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither LICENSOR nor LICENSEE shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, the prior consent of the other Party to do so.

8.7.7. AFFILIATES.

       Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

8.7.8. WAIVER.

       The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

8.7.9. NO IMPLIED LICENSE.

       Nothing in this Agreement shall be deemed to constitute, by implication or otherwise, the grant by LICENSEE to LICENSOR, or by LICENSOR to LICENSEE, of any license to, or interest in, or other rights under any patent, patent application, proprietary know-how, trade secrets or other intellectual property rights owned or possessed by LICENSEE or LICENSOR, whichever is applicable, except as expressly provided for herein. For the avoidance of doubt, LICENSEE shall at all times own all right, title and interest in and to COC ab and all intellectual and industrial property rights relating thereto, in whatever form and however derived or modified, and LICENSOR shall make any assignments necessary from time to time to effect such ownership.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

8.7.10. LIABILITY LIMITATION.

       In no event shall either party be liable with respect to any subject matter of this agreement under any contract, negligence, strict liability or other legal or equitable theory for any incidental or consequential damages, lost profits or lost data.

8.7.11. COUNTERPARTS.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


For LICENSOR.

By: /s/ Michel Greco
   -------------------------------
Name:  Michel GRECO
Title: DIRECTEUR GENERAL


For LICENSEE.

By: /s/ Stanley Kaplan
   -------------------------------
Name:  Stanley KAPLAN
Title:  CEO & President


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

--------------------------------------------------------------------------------
                                   SCHEDULE A
--------------------------------------------------------------------------------


                                LICENSED PATENTS


US Patent nDEG. 5.234.991 of August 10, 1993 "POROUS MINERAL SUPPORT COATED WITH AN ANIMATED POLYSACCHARIDE POLYMER

US Patent nDEG. 4.849.508 of July 18, 1989 "PASTEURIZATION OF IMMUNOGLOBULIN SOLUTIONS"




[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

--------------------------------------------------------------------------------
                                   SCHEDULE B
--------------------------------------------------------------------------------

                               LICENSED KNOW-HOW


[***]
[***]
[***]

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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